EXHIBIT 10.29

STOCK PURCHASE
AGREEMENT

ISLAND ENVIRONMENTAL SERVICES, INC.

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A:	Promissory Note in favor of SELLERS in the Amount of $1,062,500

Exhibit A-1	Promissory Note in favor of NCT in the Amount of $187,500

Exhibit B:	Corporate Guarantee of GEM Nevada for $1,062,500 Note

Exhibit B-1	Corporate Guarantee of GEM Nevada for $187,500 Note

Exhibit C:	Form of Contingent Promissory Notes

Exhibit D:	Form of Corporate Guarantee of GEM Nevada for Contingent Notes

Exhibit E:	Employment Agreement

Exhibit F:	Agreement Not to Compete

Exhibit G:	Premises Lease

SCHEDULES*

Schedule 3:	EBITDA Calculation Methodology

Schedule 3-A	Examples of Calculation of Accelerated Note Payments and Contingent Earn-Out

Schedule 16(g):	List of Policies of Liability and Other Forms of Insurance Held by ISLAND

Schedule 16(h):	Material Contracts

Schedule 16(i)	List of Pending Actions

Schedule 15(l)	Leased Assets

Schedule 16(q)	Certain Financial Information

Schedule 16(r):	Financial Statements

Schedule 16(y):	List of Permits, Licenses, Franchises, and Other Authorizations Held by Island Environmental Services, Inc.
_____________________
* Note the schedules correspond to Section numbers in the Stock Purchase Agreement.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of August 31, 2008, by and among ISLAND ENVIRONMENTAL SERVICES, INC., a California corporation (“ISLAND”), RANDY COSTALES (“RANDY”), GLORIA D. COSTALES (“DODIE”), each in their individual capacities, (RANDY and DODIE are sometimes collectively referred to herein as “SELLERS”), NCF CORPORATION, a Florida not-for-profit corporation, not individually but solely in its capacity as Trustee of NCF CHARITABLE TRUST, a Florida wholly charitable trust and tax exempt organization classified as a public charity (“NCT”) and GENERAL ENVIRONMENTAL MANAGEMENT, INC. a Delaware corporation (“GEM” or “BUYER”).

Introduction

RANDY, DODIE and NCT collectively own Ten Thousand (10,000) shares (the “Shares”) of the common stock of ISLAND, which Shares represent all of ISLAND’s issued and outstanding stock.  GEM desires to acquire all of the Shares on the terms and conditions set forth herein.   ISLAND owns and operates a waste removal business at leased premises located at 2490 W. Pomona Blvd., Pomona, CA  91768 (the “Premises”).

Terms

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties hereto agree as follows:

1.	Purchase of the Shares

At the Closing, as defined in Section 9 herein, SELLERS and NCT shall deliver to BUYER their respective stock certificates issued by ISLAND collectively representing all of the Shares. SELLERS and NCT shall have duly executed either the Stock Power of Assignment on the back of said certificates or an Assignment Separate from Certificate in a form acceptable to BUYER for the purposes of causing the Shares to be transferred to BUYER.

2.	Purchase Price and Purchase Price Adjustment.

In consideration for the sale and delivery of the Shares, BUYER hereby agrees to pay a total purchase price of $3,500,000.00 (the "Purchase Price") to SELLERS and NCT, payable as follows:

(a)	BUYER shall pay SELLERS the sum of $1,912,500.00 at Closing by check or wire transfer of readily available funds.

(b)	BUYER shall pay NCT the sum of $337,500.00 at Closing by check or wire transfer of readily available funds.

(c)
The balance of the Purchase Price shall be paid pursuant to the terms of two (2) Promissory Notes of BUYER (each, a “Note” and collectively, the “Notes”) the first of which shall be payable to SELLERS in the amount of $1,062,500.00 and the second of which shall be payable to NCT in the amount of $187,500.00.  The Notes shall bear interest at eight percent (8%) with interest only payments payable quarterly and the entire balance of interest and principal shall be all due and payable thirty six (36) months after the Closing.  The Notes shall have a Due on Sale clause relative to any sale of all or substantially all of the assets or stock of BUYER or BUYER’s parent, GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation (“GEM NEVADA”), or BUYER’s sale of ISLAND stock to an entity in which BUYER or its affiliates do not have a controlling interest.  The Notes shall provide that there shall be a partial principal payment at the end of the Contingent Period (as defined in Section 3 below) of up to (i) $637,500 with respect to the Note in favor of the SELLERS and (ii) $112,500 with respect to the Note in favor of NCT.  The Notes shall be guaranteed by GEM NEVADA.  The Note in favor of SELLERS shall be in the form of Exhibit A attached hereto and GEM NEVADA’s Guarantee of such Note shall be in the form of Exhibit B attached hereto.  The Note in favor of NCT shall be in the form of Exhibit A-1 attached hereto and GEM NEVADA’s Guarantee of such Note shall be in the form of Exhibit B-1 attached hereto.

3.	Accelerated Note Payment and Contingent Earn-Out

As additional consideration for the sale and delivery of the Shares (i) SELLERS shall be entitled to an accelerated payment of up to $637,500 of the balance owing under the $1,062,500 Note, (ii) NCT shall be entitled to an accelerated payment of up to $112,500 of the balance owing under the $187,500 Note (each of the accelerated payments described in the forgoing clauses (i) and (ii), an “Accelerated Note Payment” and together, the “Accelerated Note Payments”) and (iii) SELLERS and NCT shall be entitled to a contingent earn-out payment (the “Contingent Earn-Out”) of up to an aggregate amount of $3,750,000 as set forth in this Section 3.  The Accelerated Note Payments and the Contingent Earn-Out shall be payable to SELLERS and NCT upon the recapture by ISLAND of EBITDA (as defined below) in excess of $1,100,000 during the twelve (12) month period following the Closing (the “Contingent Period”).  The amount of the Contingent Earn-Out payable to SELLERS and NCT (if any) shall be calculated by multiplying the EBITDA Recapture Percentage (as defined below) by $3,750,000 (it being understood that in no event shall the EBITDA Recapture Percentage exceed 100%) and the amount of the Accelerated Note Payments payable to SELLERS and NCT (if any) shall be calculated as follows:

(a)
If the amount of the Contingent Earn-Out is zero then (i) the amount of the Accelerated Note Payment payable to SELLERS shall be $637,500 and (ii) the amount of the Accelerated Note Payment payable to NCT shall be $112,500.

(b)
If the amount of the Contingent Earn-Out is between zero and $3,750,000 then (i) the amount of the Accelerated Note Payment payable to SELLERS shall be equal to eight-five percent (85%) of the aggregate Accelerated Amount (as defined below) and (ii) the amount of the Accelerated Note Payment payable to NCT shall be equal to fifteen percent (15%) of the aggregate Accelerated Amount.

(c)	If the Contingent Earn-Out is $3,750,000 then the amount of the Accelerated Note Payments shall be zero.

For purposes of this Agreement, (A) the term “EBITDA” shall mean the dollar figure calculated pursuant to the accounting methods, principals and assumptions described in Schedule 3 to this Agreement (B) the term “EBITDA Recapture Percentage” shall mean the quotient (expressed as a percent) calculated by dividing (1) the result obtained by subtracting $1,100,000 from ISLAND’s EBITDA for the Contingent Period by (2) $1,400,000 and (C) the term “Accelerated Amount” shall mean the dollar amount calculated by (1) subtracting the EBITDA Recapture Percentage from one hundred percent (100%) and (2) multiplying such resulting percentage by $750,000.  Several examples of the calculation of the Accelerated Note Payments and the Contingent Earn-Out are set forth in Schedule 3-A attached to this Agreement.

It is understood and agreed that the recapture by ISLAND of EBITDA for purposes of the Contingent Earn-Out will be calculated by utilizing existing ISLAND customer accounts and lines of business.  To further ensure an accurate and fair determination of the Contingent Earn-Out (if any) payable to SELLERS, BUYER covenants that during the Contingent Period it will operate ISLAND and its business substantially as conducted by SELLERS prior to the Closing and will not transfer any ISLAND customer accounts, assets, lines of business or other material aspects of such business to any of its affiliates or use any of its affiliates to perform services for any existing ISLAND customer which services could otherwise have been performed by ISLAND under one or more of the lines of business engaged in by ISLAND immediately prior to the Closing; provided, however that the foregoing shall not prevent BUYER from permitting any of its affiliates from using any ISLAND assets to provide services such affiliates’ customers where such assets are not otherwise being used by ISLAND.

No later than ninety (90) days following the end of the Contingent Period, BUYER shall deliver to SELLERS and NCT, in writing, BUYER’s calculation (based on the procedures described in Schedule 3 hereto) of the amount (if any) of the Accelerated Note Payments and the Contingent Earn-Out payable to SELLERS and NCT.  SELLERS (individually and on behalf of NCT) shall have the right to review BUYER’s calculation, and the books and records of BUYER and its affiliates related thereto, for a period of ninety (90) days following the receipt of such calculation to verify and confirm the accuracy thereof.  If after such review SELLERS agree with BUYER’s calculation, SELLERS shall promptly notify BUYER and NCT of such agreement and the Accelerated Note Payments and the Contingent Earn-Out shall be paid as set forth below in accordance with such calculation.  If after such review SELLERS disagree with BUYER’s calculation, SELLERS shall promptly provide BUYER and NCT with a statement indicating the basis for such disagreement and SELLERS and BUYER shall meet and confer in an effort to resolve such disagreement in good faith.

In the event BUYER and SELLERS are unable to resolve a disagreement with respect to the Accelerated Note Payments and the Contingent Earn-Out within thirty (30) days following the date of SELLERS’ objection, the amount of the Accelerated Note Payments and the Contingent Earn-Out shall be determined an independent firm of certified public accountants as is mutually agreeable to SELLERS and BUYER (the “Contingent Earn-Out Referee”).  If issues in dispute are submitted to the Contingent Earn-Out Referee for resolution, (i) each party shall furnish to the Contingent Earn-Out Referee such work papers and other documents and information relating to the disputed issues as the Contingent Earn-Out Referee may request and are available to that party, and shall be afforded the opportunity to present to the Contingent Earn-Out Referee any material relating to the determination and to discuss the determination with the Contingent Earn-Out Referee; (ii) the determination by the Contingent Earn-Out Referee of amount of the Accelerated Note Payments and the Contingent Earn-Out, as set forth in a notice delivered to both parties by the Contingent Earn-Out Referee, will be binding and conclusive on the parties; and (iii) the fees and expenses of the Contingent Earn-Out Referee for such determination shall be paid by the parties based upon the degree to which the Contingent Earn-Out Referee accepts the respective positions of the parties.  For example, if SELLERS contend that the adjustment owed is $300, BUYER contends that the adjustment owed is $100 and the Contingent Earn-Out Referee determines that the adjustment owed is $150, then SELLERS shall pay 75% (300-150 / 300-100) of the Contingent Earn-Out Referee’s fees and expenses and BUYER shall pay 25% (150-100 / 300-100) of the Contingent Earn-Out Referee’s fees and expenses.  Other than the expense of retaining the Contingent Earn-Out Referee, each party shall bear its own expenses in, as applicable, preparing and reviewing the calculation of the amount of the Accelerated Note Payment and the Contingent Earn-Out.

The parties acknowledge and agree that, other than its right to receive any Accelerated Note Payment or any portion of the Contingent Earn-Out as determined in accordance with this Section 3, NCT shall have no rights or responsibilities with respect to, and shall have no role in connection with, the determination of the amount of any such Accelerated Note Payment or Contingent Earn-Out and that SELLERS shall for all purposes represent NCT’s interests in such determination.  Any agreement or consent by SELLERS as to the final amount of any Accelerated Note Payment or Contingent Earn-Out shall be final and binding upon NCT and NCT shall have no responsibility for (and SELLERS shall indemnify NCT from and against) any fees and expenses of the Contingent Earn-Out Referee for which SELLERS may be deemed responsible pursuant to the preceding paragraph.

Upon the final determination of the amount of the Accelerated Note Payments and the Contingent Earn-Out, BUYER shall make the following payments to SELLERS and NCT:

(x)
BUYER shall pay the Accelerated Note Payments to SELLERS and NCT by certified funds check or wire transfer of immediately available funds and, following SELLERS’ and NCT’s receipt of such payments, the outstanding principal amount of the Notes described in Sections 2(b) and 2(c) above shall be reduced by the amount of the applicable payment;

(y)	BUYER shall pay the Contingent Earn-Out to SELLERS and NCT as follows:

(i)
A cash payment (to be paid by certified funds check or wire transfer of immediately available funds) in an aggregate amount equal to the result obtained by subtracting (A) the aggregate amount of the Accelerated Note Payments payable to SELLERS and NCT under clause (x) above from (B) $750,000.  The amount of any cash payment payable pursuant to this Section 3(y)(i) shall be paid eighty-five percent (85%) to SELLERS and fifteen percent (15%) to NCT.

(ii)
The remainder pursuant to the terms of a promissory note issued by BUYER to each of SELLERS and NCT (the each, a “Contingent Note” and, together, the “Contingent Notes”) in substantially the form attached hereto as Exhibit C.  The aggregate amount payable to SELLERS and NCT pursuant to the Contingent Notes shall be paid eighty-five percent (85%) to SELLERS and fifteen percent (15%) to NCT.  The Contingent Notes (if any) shall include the following terms:

(A)	Each Contingent Note shall bear interest at eight percent (8%) per year with interest only payments payable quarterly;

(B)	The entire balance of principal and interest under each Contingent Note shall all be due and payable thirty six (36) months after the end of the Contingent Period.

(C)
The Contingent Notes shall each have a Due on Sale clause relative to any sale of all or substantially all of the assets or stock of GEM NEVADA or BUYER or the sale of ISLAND stock to an entity in which BUYER or its affiliates do not possess a controlling interest.

(D)	The Contingent Notes shall each be guaranteed by GEM NEVADA and each such Guarantee shall be in the form of Exhibit D attached hereto.

4.	Cash/Vehicles to SELLERS

Notwithstanding any other provision of this Agreement, at or prior to the Closing, SELLERS shall have the right to cause ISLAND to make a distribution to SELLERS of all cash in ISLAND’s existing cash and broker accounts; provided that SELLERS shall cause there to be a general ledger book balance of at least one hundred thousand dollars ($100,000.00) in ISLAND’S general ledger cash accounts as of the Closing to cover ISLAND’s normal required operating capital needs following the Closing.  In addition, at or prior to the Closing, SELLERS shall have the right to cause ISLAND to transfer title and distribute to SELLERS the Lexus vehicle and the vehicle commonly known as the “old Suburban” used by SELLERS in the operation of ISLAND’s business.

5.	Liabilities

SELLERS represent and warrant that ISLAND has no liabilities, obligations or commitments related to its business, assets or properties except (a) liabilities described in this Agreement or the schedules and exhibits hereto, (b) liabilities reflected on the balance sheet contained in the Financial Statements (as defined in Section 16(r) below), (c) liabilities incurred in the ordinary course of business since the date of the balance sheet described in clause (b) of this Section 5 and (d) liabilities incurred in connection with the transactions contemplated by this Agreement.  BUYER acknowledges and agrees that ISLAND shall continue to be responsible for and BUYER shall cause ISLAND to pay when due all liabilities described in the foregoing clauses (a)-(d).

6.	Leased Premises

SELLERS and BUYER agree that in connection with the Closing ISLAND shall enter into a new lease agreement (the “Lease”) with SELLERS or their affiliate with respect to the Premises.  The Lease shall be in substantially the form attached as Exhibit G hereto.  ISLAND’s performance under the Lease shall be guaranteed by BUYER and GEM NEVADA pursuant to the form of Lease Guarantee attached to the Lease.

7.	Closing of Corporate Books for Accounting and Tax Purposes

SELLERS and BUYER agree that ISLAND’s books shall be closed as of the date of Closing and, pursuant to Section 1.1368-1(g)(2)(i) of the Internal Revenue Code Regulations, SELLERS and ISLAND shall elect to treat the tax year as if it consisted of two separate years, the first of which will end on the date of Closing and the second of which shall commence on the day after the Closing date and will end on December 31, 2008. SELLERS, jointly and severally (but not NCT), shall be responsible for all state and federal tax liability incurred prior to the Closing including taxes incurred as a result of the first short year and BUYER shall be responsible for the tax incurred as a result of the second short year. The first short year tax data shall be made according to generally accepted accounting principles and in the manner previously utilized in preparing ISLAND’s Federal and California State Income Tax Returns by SELLERS’ Certified Public Accountant, Silva & Silva (“CPA SILVA”).  SELLERS (and not NCT) shall pay the fees for CPA SILVA in connection with the preparation of tax data for the first short year (i.e. the portion of the 2008 calendar prior to the Closing date).  The second short year tax data and the 2008 tax return of ISLAND (which shall include the first short year tax data exactly as presented by CPA SILVA) shall be the responsibility of BUYER; provided that SELLERS shall have the right to review and approve ISLAND’s 2008 tax return prior to filing.

From and after the Closing, BUYER shall not, and shall not permit ISLAND to, take any action which could increase the SELLERS’ liability for taxes.  Additionally, neither BUYER nor any of its affiliates shall, or shall permit ISLAND to, amend, re-file or otherwise modify any tax return relating in whole or in part to ISLAND with respect to any taxable year or period beginning before the Closing date without the prior written consent of SELLERS which consent may not be unreasonably withheld by SELLERS .

8.	Intentionally Omitted

9.	Closing

The Closing of the Purchase and Sale of the Shares (the “Closing”) shall take place at the offices of Bohm, Matsen, Kegel & Aguilera, LLP, 695 Town Center Drive, Suite 700, Costa Mesa, California (or at such other place as the parties may mutually agree) at 10:00 a.m. local time and shall be effective August 31, 2008.  The effective date of the Closing may be postponed to a later time and date by mutual agreement of the parties.  If the effective date of the Closing is postponed, all references to the Closing date in this Agreement shall refer to the postponed date.

(a)	Documents to be Delivered by SELLERS and NCT to BUYER at Closing.

(1)	At the Closing, SELLERS will deliver to BUYER the following documents:

(A)
Stock Certificates for the Shares held by SELLERS free and clear of all liens claims charges, restrictions, equities or encumbrances of any kind which Certificates shall be accompanied by duly executed stock powers or assignments separate from certificate in form reasonably satisfactory to BUYER;

(B)	The corporate records and documentation described in Section 11 of this Agreement;

(C)	The written resignations of RANDY and DODIE from their positions as officers and directors of ISLAND;

(D)	The Agreement Not to Compete (in the form attached hereto as Exhibit F) executed by RANDY and DODIE; and

(E)	Such other certificates and documents executed by SELLERS as BUYER or their counsel may reasonably request.

(2)	At the Closing, NCT will deliver to BUYER the following documents:

(A)
Stock Certificates for the Shares held by NCT free and clear of all liens claims charges, restrictions, equities or encumbrances of any kind arising by, under or through NCT, which Certificates shall be accompanied by duly executed stock powers or assignments separate from certificate in form reasonably satisfactory to BUYER; and

(B)	Such other certificates and documents executed by NCT as BUYER or their counsel may reasonably request.

(b)	Documents and Payments to be Delivered by BUYER to SELLERS and NCT.

(1)	At the Closing BUYER will deliver to SELLERS the following documents and payments:

(A)	The $1,912,500.00 cash payment described in Section 2(a) of this Agreement, which amount shall be paid by certified funds check or wire transfer of immediately available funds;

(B)	The original of the Note for $1,062,500.00 (in the form attached as Exhibit A) properly executed by BUYER;

(C)	The properly executed Corporate Guarantee of GEM NEVADA (in the form attached as Exhibit B) with respect to the $1,062,500 Note;

(D)
A cash payment in an amount equal to the balance of all accounts payable of BUYER to ISLAND as of the Closing Date (less the amount of any accounts receivable owing by ISLAND to BUYER as of such date), which amount shall be paid by certified funds check or wire transfer of immediately available funds;

(E)	The Employment Agreement between ISLAND and RANDY (in the form attached as Exhibit E) properly executed by ISLAND;

(F)	The Lease for the Premises (in the form attached has Exhibit G) properly executed by ISLAND;

(G)	The Guarantee of BUYER and GEM NEVADA with respect to the Lease (in the form attached to the Lease) properly executed by BUYER and GEM NEVADA; and

(H)	Such other certificates and documents as SELLERS and or their counsel may reasonably request.

(2)	At the Closing BUYER will deliver to NCT the following documents and payments:

(A)	The $337,500.00 cash payment described in Section 2(b) of this Agreement, which amount shall be paid by certified funds check or wire transfer of immediately available funds;

(B)	The original of the Note for $187,500.00 (in the form attached as Exhibit A-1) properly executed by BUYER;

(C)	The original of the properly executed Corporate Guarantee of GEM NEVADA (in the form attached as Exhibit B-1) with respect to the $187,500 Note; and

(D)	Such other certificates and documents as NCT and or its counsel may reasonably request.

10.	Due Diligence

BUYER shall have until 5:00 p.m., Pacific Daylight Time, on August 31, 2008 (the "Due Diligence Period"), to approve or disapprove, in its sole and absolute discretion, all material facts relating to ISLAND which BUYER may discover in the course its review and investigation of ISLAND, its assets, business and operations.

The Due Diligence Period shall commence upon the execution of this Agreement.  BUYER’S failure to disapprove in writing of any information discovered by BUYER in the course of its due diligence investigation prior to the expiration of the Due Diligence Period shall be deemed its approval thereof for purpose of this Agreement.  If BUYER disapproves of any of said information before the expiration of the Due Diligence Period, then this Agreement shall terminate.

11.	Records

At the Closing, SELLERS shall turn over all corporate files and records and the business files and records of ISLAND, including the original Minute Book, Stock Certificate Book and other relevant corporate documentation, and all Federal and State Income Tax Returns of ISLAND.  SELLERS shall have the right to retain copies of such records, files and documents and, from and after the Closing, SELLERS shall retain the right to have access and inspection rights with respect to such records and documents for any reasonable purpose including the defending of any claim with respect to SELLERS' indemnity and any issue dealing with Federal or California Income Tax.  Such right of access and inspection shall be upon reasonable notice to ISLAND during reasonable business hours.

12.	Resignation of Officers

At the Closing, SELLERS shall provide ISLAND with the written resignations of RANDY and DODIE as officers and Directors of ISLAND.

13.	Employment Agreement

Effective immediately after the Closing, BUYER will cause ISLAND to enter in to an Employment Agreement with RANDY in substantially the form of Exhibit E attached hereto.

14.	Employees and Employee Benefit Plans

At the Closing, ISLAND shall retain its current employees in substantially the same manner as they are currently employed.  Except in the case of the Island Environmental Services, Inc. Profit Sharing Plan dated January 1, 1999, as amended (the “Profit Sharing Plan”), following the Closing, BUYER shall cause ISLAND’s current 401k plan, medical plan, insurance and other employee benefit plans (collectively, the “ISLAND Plans”) to be integrated into BUYER’S current substantially similar plans.  As of or as soon as practicable following the Closing, BUYER shall cause RANDY and DODIE to be removed as administrators of all ISLAND Plans and BUYER agrees indemnify and hold RANDY and DODIE harmless from any and all Losses (as defined in Section 19(a) below) they may incur as a result of the administration or integration of such plans into BUYER’s plans following the Closing.  With respect to the Profit Sharing Plan, the parties acknowledge and agree that such plan shall be terminated effective as of or as soon as practicable following the Closing and that BUYER shall use its commercially reasonable efforts to permit any ISLAND employee who so desires to roll such employee’s cash balance in such plan into a similar tax-deferred plan administered by BUYER (if any).

15.	Operation of the Business Pending Closing

Pending the Closing, SELLERS shall continue to operate the Business in its normal and ordinary course and in substantially the same manner as SELLERS are presently conducting it.

16.	Representations and Warranties of SELLERS, ISLAND and NCT

SELLERS and ISLAND represent, warrant and agree as set forth in the following Sections 16(a)-(ab). NCT represents, warrants and agrees as set forth in the following Sections 16(ac)–(af).

(a)
ISLAND is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and all of the shares of the outstanding stock of ISLAND have been duly authorized and validly issued.  ISLAND has the corporate power and authority to carry on its business and to own or lease its property as and in the places where such business is now conducted and such properties are now owned, leased or operated and ISLAND is duly qualified to do business and is in good standing in California.

(b)
The authorized capital stock of ISLAND consists of one hundred thousand (100,000) shares of common stock, without par value, ten thousand (10,000) shares of which have been validly issued and are outstanding as specified previously herein.

(c)
ISLAND does not have any commitments for issuance or sale of shares under options, warrants or other rights.  Other than as described in Section 5 of this Agreement, at the Closing hereof, ISLAND had no undisclosed liabilities, absolute or contingent.  With respect to the contracts and agreements described in Section 16(h) below, ISLAND is not and will not be subject to any claims resulting from price redetermination or from renegotiation with respect to amounts paid prior to the date of this Agreement for work completed under any such agreement prior to such date.

(d)
RANDY is the lawful owner of three thousand seven hundred (3,700) of the Shares, DODIE is the lawful owner of four thousand eight hundred (4,800) of the Shares and NCT is the lawful owner of one thousand five hundred (1,500) of the Shares.  Each of RANDY and DODIE (i) has full power and authority to transfer all right, title and interest in and to the Shares held by them without the consent of any other person and (ii) will transfer to BUYER valid title to such Shares, free and clear of all liens, equities, encumbrances and claims of every kind.

(e)
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation or breach of any agreement to which either SELLER is a party or by which the Shares held by either SELLER are bound or give rise to any right in any third party to terminate or modify any contract by which any of the Shares are bound.

(f)
Neither of the SELLERS is engaged in or a party to, or has reasonable basis to anticipate, any legal action or other proceeding before any court or administrative agency in connection with his or her Shares or the transactions contemplated by this Agreement.

(g)
Attached hereto as Schedule 16(g) is a list of the policies of liability and other forms of insurance held by ISLAND relative to its business operations.  Such policies will be outstanding and duly in force at the Closing.  Complete copies of each such policy have been or will prior to the Closing be made available to BUYER.  SELLERS have no reason to believe that any such policy will be cancelled or subject to a material modification prior to the scheduled expiration thereof.

(h)	Schedule 16(h) attached hereto lists all of the contracts and agreements to which ISLAND is a party and which fall into the following categories:

(i)	Contracts or agreements involving the performance of services by ISLAND of an amount or value in excess of $100,000 annually;

(ii)	Contracts or agreements involving the payment by ISLAND to any other party of more than $25,000 annually, unless terminable by ISLAND on not more than ninety (90) days prior written notice;

(iii)	Real property or equipment lease contracts or agreements;

(iv)
Contracts or agreements with employees of ISLAND (including employment agreements, agreements relating to bonus or profit sharing obligations and agreements that provide for the payment of bonus or severance upon termination);

(v)	Contracts or agreements under which ISLAND is obligated to make any capital expenditure; and

(vi)	Contracts or agreements relating to any indebtedness of the business.

(i)
Except as listed in Schedule 16(i) attached hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of SELLERS, threatened against or affecting ISLAND, at law, or in equity or admiralty, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  ISLAND is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(j)
To the knowledge of SELLERS, ISLAND has complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business, except where any lack of such compliance has not had and is not reasonably likely to result in a material adverse change with respect to ISLAND.

(k)
All federal, state or local tax obligations of any nature whatsoever required to be paid by ISLAND on or before the date of this Agreement have been duly paid or are being contested in good faith by ISLAND and/or the SELLERS.  Any contested obligations have been disclosed to BUYER.  Moreover, all federal, state and local tax returns required to be filed by ISLAND as of the date of this Agreement have been duly filed.

(l)
Except for the leased assets described in Schedule 16(l), ISLAND has good and marketable title to all of the properties and tangible and intangible assets used by it in the conduct of its business, in each case free and clear of all liens, encumbrances, security interests and claims.

(m)	ISLAND is not liable as guarantor, surety or endorser with respect to the obligation of any other person or persons.

(n)	ISLAND has no equity investments in any other business entities or subsidiaries.

(o)	Intentionally Omitted.

(p)
The execution and performance of this Agreement will not conflict with, or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets or outstanding stock of ISLAND pursuant to any corporate charter, by-law, indenture, mortgage or lease, or any other material agreement or instrument to which ISLAND or any of its shareholders is a party or by which it is bound.  The execution and carrying out of this Agreement will not violate any provision of applicable law.

(q)
To the knowledge of SELLERS, the financial information regarding the Company listed in Schedule 16(q) (which financial information has been previously provided to BUYER) were prepared in good faith and are accurate in all material respects as of the date produced by or for SELLERS.

(r)
SELLERS have delivered to BUYER an internally prepared unaudited balance sheet as of December 31, 2007, a related unaudited statement of income for the calendar year ending December 31, 2007, and an unaudited interim statement of income for the six months ending June 30, 2008  (referred to herein as the “Financial Statements”).  To the knowledge of SELLERS, the Financial Statements are complete in all material respects as of the respective dates and for the respective periods above stated, are in accordance with the books and records of ISLAND, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of ISLAND as of the dates thereof and the results of operations for the periods indicated.  [Copies of the Financial Statements are attached hereto as Schedule 16(r)].

(s)
Except as required by or disclosed in this Agreement and its exhibits and schedules, since June 30, 2008 (the “Balance Sheet Date”) (i) there has been no material adverse change in or to the business of ISLAND or to its operations, earning, prospects, liabilities or relationships with suppliers, distributors or customers, (ii) ISLAND has not entered into or performed any material transaction other than in the ordinary course of business and consistent with past practices and (iii) ISLAND has not cancelled, terminated, amended or granted a waiver of any material agreement or of any rights or claims of ISLAND arising thereunder.

(t)	Intentionally Omitted.

(u)	SELLERS have no knowledge of any fact that is reasonably likely to result in a material adverse change with respect to ISLAND or its business, operations, assets, or financial condition.

(v)
To the knowledge of SELLERS, the business of ISLAND as currently conducted does not violate in any material respect, and as conducted during the five years prior to the date hereof did not violate in any material respect any applicable law, ordinance, rule, prohibition or regulation relating, respectively, to air quality, water quality, or noise pollution, or the production, storage, labeling or disposition of any wastes or of hazardous or toxic substances (collectively, “Environmental Laws”), or the health, safety or environmental conditions on, beneath, or about any of the properties used, owned, or leased by ISLAND.  ISLAND has timely filed all required reports, obtained all required data, documentation and records under any applicable Environmental Laws.  To the knowledge of SELLERS, with respect to the operation of ISLAND’s business there has been no unreported release of any Hazardous Material in violation of any applicable Environmental Laws or Licenses, including any “Hazardous Wastes,” “Hazardous Substances,” “Hazardous Materials,” “Pollutants,” “Toxic Substance,” “Solid Wastes” or “Contaminants” (as such terms are defined in any applicable Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation an Liability Act of 1980, as amended (“CERCLA”); the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; and the Toxic Substances Control Act; from any storage tanks, surface impoundments, septic tanks, pits, sumps or lagoons or any other location at the Premises.  Except as set forth above, such inventories and wastes, if any, were stored or disposed of in accordance with applicable laws and regulations and in a manner such that there was no release of any such chemicals into the environment which could cause the incurrence of material clean-up or other response costs under CERCLA or any other applicable laws or regulations.  ISLAND has not received any notice from any governmental agency or private or public entity advising it that it is or may be responsible, or potentially responsible, for response costs with respect to a release, a threatened release or clean-up of materials produced by, or resulting from, any business, commercial or industrial activities, operations, or processes, including but not limited to Hazardous Wastes, Hazardous Substances, Hazardous Materials, Toxic Substances, Solid Wastes, Pollutants or Contaminants.  To the knowledge of SELLERS, there is no asbestos or asbestos-containing material that requires current abatement or encapsulation under Environmental Laws at the Premises.

(w)
No Environmental Remediation.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the requirement that ISLAND conduct any removal, response, or remediation activities pursuant to any applicable Environmental Law or under any permit issued to ISLAND.

(x)
Environmental Reports.  SELLERS have made available to BUYER copies of any environmental assessment or audit reports or other similar studies or analyses relating to the Premises which reports have been prepared by, or on behalf of, or are otherwise in the possession of SELLERS.

(y)
Permits.  Set forth on Schedule 16(y) is a list of all permits, licenses, franchises or other authorizations held by ISLAND as of the date of this Agreement.  To knowledge of SELLERS, such permits, licenses, franchises and other authorizations constitute all such authorizations as are necessary for the operation of ISLAND’s business as presently conducted.  To knowledge of SELLERS, ISLAND is not in default under, or in violation of the terms of, any such authorization.  To the knowledge of Sellers, all such permits, licenses, franchises and other authorizations will remain in effect after the sale of the Shares to BUYER.

(z)
Labor Controversies.  ISLAND is not a party to any collective bargaining agreement.  There are not any controversies between ISLAND and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of SELLERS, threatened relating to ISLAND’s business and, to the knowledge of SELLERS, there are not any organizational efforts presently being made or threatened involving any of ISLAND’s employees.  ISLAND has not received notice of any claim that it has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that ISLAND is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

(aa)
Intellectual Property.  The term “Intellectual Property” includes all patents and patent applications, trademarks, service marks, trade names, trademark, service mark and trade name registrations (and applications therefore), copyrights, trade secrets, inventions, know-how and formulations (and all licenses for any of the foregoing).  ISLAND has no registered copyrights, trademarks, or service marks.  To the knowledge of SELLERS, ISLAND’s Intellectual Property is sufficient to conduct its business as presently conducted and its rights under such Intellectual Property will not be altered, limited or impaired by the sale of the Shares under this Agreement.  None of the past or present employees, officers, directors, shareholders or affiliates of ISLAND has any rights in any such Intellectual Property.  ISLAND has not granted any outstanding license or other rights to Intellectual Property owned by or licensed to it, and is not liable, and has not made any contracts or arrangement whereby it may become liable, to any person for any royalty or other compensation for the use of any Intellectual Property.  To the knowledge of SELLERS, ISLAND’s business, as presently conducted, does not infringe any Intellectual Property rights of others, and ISLAND has not been charged or threatened to be charged with any such infringement.  Specifically, SELLERS acknowledge that the trade name “Island Environmental Services” is a valuable asset of ISLAND and agree not to use that name or any similar name in an environmental waste management related business so long as BUYER operates ISLAND’s business under that trade name.

(ab)	No Powers of Attorney. ISLAND does not have any powers of attorney or comparable delegations of authority outstanding.

(ac)
NCT is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is the sole Trustee of NCF Charitable Trust (the “TRUST”) on whose behalf NCT holds its Shares.  The TRUST is a wholly charitable trust duly organized, validly existing and in good standing under the laws of the State of Florida.

(ad)
Effective August 29, 2008, NCT received one thousand five hundred (1,500) of the Shares as a gift from RANDY and, to its knowledge, is the lawful owner of such Shares as of the date of this Agreement.  NCT (i) has full power and authority to transfer all of its right, title and interest in and to the Shares held by it without the consent of any other person and (ii) will transfer to BUYER all of its title to such Shares, free and clear of all liens, equities, encumbrances and claims of every kind arising by, under or through NCT.

(ae)
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation or breach of any agreement to which NCT is a party or, to the knowledge of NCT, by which the Shares held by NCT are bound or give rise to any right in any third party to terminate or modify any contract by which any of the Shares are bound.

(af)
NCT is not engaged in or a party to, nor does NCT have any reasonable basis to anticipate, any legal action or other proceeding before any court or administrative agency in connection with the Shares held by it or the transactions contemplated by this Agreement.

17.	Interim Covenants and Agreements of SELLERS

SELLERS hereby covenant and agree that from and after the date of execution hereof, to and including the Closing, except as otherwise permitted or required by this Agreement, SELLERS shall not, without the prior written consent of BUYER (which consent shall not be unreasonably withheld), cause ISLAND to:

(a)	Dispose of any of its properties or assets or waive any of its rights except in the ordinary course of business;

(b)	Fail to keep ISLAND's property and assets insured consistent with its prior practice.

(c)	Suffer or incur any liabilities or encumbrances except in the ordinary course of business.

(d)	Fail to keep the business assets of ISLAND in good repair and order (subject to ordinary wear and tear).

(e)	Amend the Articles of Incorporation or Bylaws of ISLAND.

(f)	Change the authorized capital of ISLAND or the equity ownership of ISLAND or grant any options, warrants, puts, calls, conversion rights or commitments relating to the equity interests of ISLAND.

(g)	Declare or pay any dividend of ISLAND or indirectly purchase, redeem, or otherwise acquire or retire for value or issue any shares of stock of ISLAND.

(h)	Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of an aggregate of Fifty Thousand Dollars ($50,000.00).

(i)
Increase the compensation payable or to become payable to any officer, director, stockholder, employee, consultant or agent, or make any bonus or management fee payable to any such person other than in connection with any regularly schedule annual employment and/or salary reviews and in amounts consistent with past practice.

(j)	Create, assume, or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired.

(k)	Sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business.

(l)	Merge or consolidate or agree to merge or consolidate with or into any other corporation or entity.

(m)	Breach or permit a breach of, amend or terminate any material agreement, or any permit (excluding violations cited by inspection), license or other agreement or right to which Company is a party.

(n)	Enter into any other transaction outside the ordinary course of its business or otherwise prohibited hereunder.

(o)
SELLERS further agree to use their commercially reasonable efforts to prevent from occurring any other action or omission, or series of actions or omissions, by ISLAND or by RANDY and DODIE that would cause a warranty of the SELLERS contained in this Agreement to be untrue on the Closing Date.

18.	Representations, Warranties and Covenants of BUYER

BUYER represents and warrants to SELLERS and agrees as follows:

(a)
BUYER is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate right, power and authority to enter into and perform this Agreement and any other Agreements contemplated by this Agreement.

(b)
The execution, delivery and performance by BUYER of this Agreement have been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by BUYER and constitutes a valid and binding agreement of BUYER enforceable against BUYER in accordance with its terms.

(c)
The execution, delivery and performance by BUYER of this Agreement and the consummation by BUYER of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than any applicable requirements of the Securities and Exchange Act of 1934.

(d)
The execution, delivery and performance by BUYER of this Agreement and the consummation of the transactions contemplated hereby do not, and will not, (i) contravene or conflict with BUYER’s charter documents, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of BUYER, (iii) violate any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to BUYER, GEM NEVADA or any of their respective affiliates (iv) constitute a default under (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of BUYER, GEM NEVADA or any of their respective affiliates or to a loss of any benefit to which BUYER, GEM NEVADA or any of their respective affiliates is entitled to under any provision of any agreement, contract or other instrument binding upon BUYER, GEM NEVADA or their respective affiliates.

(e)
There is no action, suit, claim, proceeding or other legal process pending or, to the knowledge of BUYER, threatened against or BUYER, GEM NEVADA or any of their respective affiliates that could adversely affect or restrict the ability of BUYER to fully consummate the transactions contemplated by this Agreement or that in any manner draws into question the validity of this Agreement.

(f)
Prior to the Closing, BUYER shall have (or shall have secured firm commitments to receive as of the Closing) sufficient funding to pay the portion of the Purchase Price payable at Closing in accordance with the terms of this Agreement.

(g)
Investment for Own Account.  BUYER represents to SELLERS and NCT that the shares to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that BUYER has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of property shall at all times be within its control.  By executing this Agreement, BUYER further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any such person, or to any third person, with respect to any of the shares.

(h)
Investor Experience. BUYER represents to SELLERS and NCT that it is experienced in evaluating, investing in and acquiring companies such as ISLAND, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment, and has the ability to bear the economic risks of the investment.

(i)
Personal Guarantees of SELLERS.  BUYER acknowledges that SELLERS have previously executed certain personal guarantees in connection with their ownership of ISLAND and the operation its business (collectively, the “Seller Personal Guarantees”).  Prior to and following the Closing, SELLERS shall have the right to terminate any or all of the Seller Personal Guarantees at any time to the extent permitted by the Seller Personal Guarantees. BUYER agrees indemnify and hold SELLERS harmless from any and all Losses (as defined in Section 19(a) below) they may incur with respect to the Seller Personal Guaranties following the Closing.  In addition, for any time period following the Closing during which any Seller Personal Guarantee is in effect, BUYER shall not (and BUYER shall not permit ISLAND to) undertake or accept any further advance on any line of credit or other obligation secured by any Seller Personal Guarantee without the prior written consent of SELLERS.

19.	Indemnification.

(a)
By SELLERS.  In addition to any indemnification obligations on the part of SELLERS set forth elsewhere in this Agreement, SELLERS, jointly and severally, agree to indemnify and hold BUYER harmless from any and all claims, demands, actions, losses or liabilities including, without limitation, reasonable attorneys’ fees and costs (collectively, “Losses”) arising out of or resulting from (i) any breach of any representation or warranty made by SELLERS herein or (ii) any breach or default in the performance by SELLERS of any covenant or agreement of SELLERS contained herein.

(b)
By NCT.  NCT hereby agrees to indemnify and hold BUYER harmless from any and all Losses arising out of or resulting from (i) any breach of any representation or warranty made by NCT herein or (ii) any breach or default in the performance by NCT of any covenant or agreement of NCT contained herein.

(c)
By BUYER.  In addition to any indemnification obligations on the part of BUYER set forth elsewhere in this Agreement, BUYER hereby agrees to indemnify and hold SELLERS and NCT harmless from any and all Losses arising out of or resulting from (i) any breach of any representation or warranty made by BUYER herein or (ii) any breach or default in the performance by BUYER of any covenant or agreement of BUYER contained herein.

(d)
Separate Obligations of SELLERS and NCT.  Notwithstanding any other provision of this Agreement, BUYER acknowledges and agrees that (i) NCT received title its Shares effective August 29, 2008 pursuant to a charitable gift from RANDY, (ii) NCT does not currently, and never has had, any direct or indirect role in the operation of ISLAND or its business, (iii) the respective representations, warranties and covenants of SELLERS and NCT under this Agreement are in all cases being made severally and not jointly and any liability for any breach of such representations, warranties and covenants shall be several not joint with respect to SELLERS and NCT, (iv) in the event of any breach of any representation, warranty or covenant by either SELLERS or NCT, BUYER shall look solely to the breaching party for indemnification pursuant to this Section 19 and (v) NCT’s liability, if any, for Losses under this Agreement shall be limited to, and BUYER covenants that it shall not seek recovery from NCT for any amounts in excess of, the aggregate cash amount actually paid by BUYER to NCT under this Agreement (including amounts paid under the $187,500 Note issued to NCT pursuant to Section 2(c) above) in connection with BUYER’s purchase of NCT’s Shares.

(e)
Survival of Representations, Warranties and Covenants.  The rights of the parties to assert a claim under clause (i) of Section 19(a), clause (i) of Section 19(b) or clause (i) of Section 19(c) above shall survive for a period of twelve (12) months following the Closing and thereafter shall terminate and expire; provided that rights with respect to any claim asserted in writing prior to the expiration of such twelve (12) month period shall continue until such claim has been finally settled, decided or adjudicated; and provided further that rights with respect to any claim under clause (ii) of Section 19(a), clause (ii) of Section 19(b) or clause (ii) of Section 19(c) in connection with a covenant or agreement to be performed after the Closing shall survive until such covenant or agreement has been fully performed.

(f)	Limitation on Liability.

(1)
As Between SELLERS and BUYER.  The SELLERS shall not have any obligation to indemnify BUYER, nor shall the BUYER have any obligation to indemnify SELLERS pursuant to this Section 19 until the aggregate Losses for which the indemnified party is entitled to indemnity exceed $35,000 (the “Deductible Amount”) whereupon the indemnifying party shall be liable only to the extent that such Losses exceed the Deductible Amount.  In addition, the maximum liability of the indemnifying party to indemnify the indemnified party with respect to any claim for indemnification of Losses under this Agreement shall not exceed the Purchase Price.

(2)
As Between NCT and BUYER.  With respect to any claim for indemnity pursuant to this Section 19 as between NCT and BUYER, the maximum liability of the indemnifying party to indemnify the indemnified party with respect to any claim for indemnification of Losses under this Agreement shall not exceed the aggregate cash amount actually paid by BUYER to NCT under this Agreement (including amounts paid under the $187,500 Note issued to NCT pursuant to Section 2(c) above) in connection with BUYER’s purchase of NCT’s Shares.

(g)	Claims for Indemnification. All claims for indemnification under Sections 19(a), 19(b) and 19(c) above shall be handled in accordance with the procedures set forth in Schedule 19(g) attached hereto.

(h)
Computation of Losses.  Notwithstanding anything in this Agreement to the contrary, the amount of any Losses otherwise payable under Sections 19(a), (b) or (c) to an indemnified party shall be reduced by the amount of net insurance proceeds actually received by such indemnified party (giving effect to deductibles or self insured or co-insurance payments made) as compensation for the damage or Losses caused by the act, omission, fact or circumstance giving rise to the Losses.

(i)
Exclusive Remedy.  From and after the Closing, the rights and remedies of the parties under this Section 19 are the sole and exclusive rights and remedies of the parties with respect to any dispute arising out of this Agreement.  EACH PARTY HEREBY WAIVES RELEASES AND DISCHARGES ALL RIGHTS TO ALL PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL, DIRECT OR INDIRECT OR OTHER DAMAGES, HOWEVER CHARACTERIZED, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, OTHER THAN THOSE EXPRESSY SET FORTH UNDER THIS SECTION 19.

20.	Agreement Not to Compete

As part of the consideration herein rendered and as an express condition precedent thereto, SELLERS, jointly and severally, shall enter into an Agreement Not to Compete for a duration of five (5) years from the date of the Closing in the form of Exhibit F attached hereto.  BUYER acknowledges that NCT shall have no obligation to enter into, and shall not be subject to the terms of, any such Agreement not to Compete.

21.	Transition

Following the Closing, SELLERS will not take any action that is designed or intended to have the effect of discouraging any customer or business associate of ISLAND from maintaining the same business relationships with ISLAND after the Closing that it maintained with ISLAND before the Closing and SELLERS will refer all customer inquiries they receive relating to the business to BUYER.  Further, SELLERS agree that for a period of ninety (90) days following the Closing, SELLERS will reasonably assist BUYER, at BUYER’s request, with the orderly transition of the operations of ISLAND from SELLERS to BUYER, including, without limitation, recommendations, advice and interaction with customers and potential customers of ISLAND and BUYER, and governmental agencies.

22.	Conditions to Obligations of BUYER

The obligation of BUYER to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by BUYER:

(a)
All the terms, covenants and conditions of this Agreement to be complied with and performed by SELLERS and NCT on or before the Closing shall have been fully complied with and performed in all material respects;

(b)	Prior to the expiration of the Due Diligence Period, BUYER shall not have formally objected in writing to any matters of due diligence set forth in Section 10 herein;

(c)
The representations and warranties of each of SELLERS and NCT contained herein shall be correct in all material respects on and at the Closing with the same effect as though all such representations and warranties had been made on and as of that date;

(d)
SELLERS shall have delivered to BUYER the documents described in Section 9(a)(1) of this Agreement along with such other documents or instruments as in the reasonable opinion of BUYER may be necessary or desirable to effectuate the transaction provided for in this Agreement; and

(e)
NCT shall have delivered to BUYER the documents described in Section 9(a)(2) of this Agreement along with such other documents or instruments as in the reasonable opinion of BUYER may be necessary or desirable to effectuate the transaction provided for in this Agreement.

23.	Conditions to Obligations of SELLERS and NCT

The obligation of SELLERS and NCT to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by SELLERS and NCT:

(a)
All the terms, covenants and conditions of this Agreement to be complied with and performed by BUYER on or before the Closing Date shall have been fully complied with and performed in all material respects;

(b)
The representations and warranties made by BUYER herein shall be correct in all material respects, on and at the Closing, with the same force and effect as though such representations and warranties had been made at the Closing;

(c)
BUYER shall have delivered to SELLERS the documents and payments described in Section 9(b)(1) of this Agreement along with such other documents or instruments as in the reasonable opinion of SELLERS may be necessary or desirable to effectuate the transaction provided for in this Agreement; and

(d)
BUYER shall have delivered to NCT the documents and payments described in Section 9(b)(2) of this Agreement along with such other documents or instruments as in the reasonable opinion of NCT may be necessary or desirable to effectuate the transaction provided for in this Agreement.

24.	Termination

This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing:

(a)	By the mutual written consent of SELLER and BUYER;

(b)
By BUYER if there has been a breach of any representation, warranty, covenant or agreement of SELLERS or NCT that has had or is reasonably likely to result in a material adverse effect on the ability of SELLERS or NCT to consummate the transactions contemplated hereby; provided that, as applicable, SELLERS or NCT will have ten (10) days after receiving notice from BUYER thereof to cure such breach;

(c)
By SELLERS if there has been a breach of any representation, warranty, covenant or agreement of BUYER that has had or is reasonably likely to result in a material adverse effect on the ability of BUYER to consummate the transactions contemplated hereby; provided that BUYER will have ten (10) days after receiving notice from SELLERS thereof to cure such breach; or

(d)
By either BUYER or SELLERS if the sale and purchase of the Shares contemplated by this Agreement shall not have been consummated on or before September 30, 2008; provided, however that the right to terminate this Agreement under this Section 24(d) shall not be available to any party whose breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of such transaction to occur before such date.

The termination of this Agreement pursuant to this Section 24 shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any liability on the part of any party.

25.	Additional Deliveries

After the Closing, the SELLERS and NCT will execute and deliver such additional instruments as BUYER or its counsel may reasonably request in order to carry out the transactions contemplated by this Agreement, and BUYER will execute and deliver such additional instruments as SELLERS or its counsel may reasonably request in order to carry out the transactions contemplated by this Agreement.

26.	Legal Fees

In the event it becomes necessary for any of the parties to this Agreement to engage legal counsel to enforce the terms of this Agreement or sue for damages hereunder, then the prevailing party shall be entitled to reasonable attorneys' fees and court costs actually expended.

27.	Notices

All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given only if mailed, certified return receipt requested, or if sent by Federal Express or other well recognized private courier ("Courier") or if personally delivered to, or if sent by fax with the original thereof sent by Courier to:

SELLER:	RANDY COSTALES & GLORIA D. COSTALES
19970 Golden Baugh Drive
Covina, CA 91724

With a copy to:	THOMAS F. MORRISON, Esq.
Garrett DeFrenza Stiepel LLP
695 Town Center Drive, Suite 500
Costa Mesa, CA 92626
Fax (714) 384-4320

NCT:	NCF CHARITABLE TRUST
1408 North Westshore Blvd., Suite 504
Tampa, FL 33607

With a copy to:	NATIONAL CHRISTIAN CHARITABLE FOUNDATION, INC.
11625 Rainwater Dr., Suite 500
Alpharetta, GA 30009
Attn: General Counsel

BUYER:	GENERAL ENVIRONMENTAL MANAGEMENT, INC.
Attn: TIM KOZIOL
3191 Temple Ave., Suite 250
Pomona, CA 91768
Fax: 909-444-9900

With a copy to:	PATRICK LUND, Esq.
Bohm, Matsen, Kegel & Aguilera, LLP
695 Town Center Drive, #700
Costa Mesa, CA 92626
Fax (714) 384-6501

All notices, requests and other communications shall be deemed received on the date of acknowledgment or other evidence of actual receipt in the case of certified mail, Courier delivery or personal delivery or, in the case of fax delivery, upon the date of fax receipt provided that the original is delivered within two (2) business days thereafter.  Any party hereto may designate different or additional parties for the receipt of notice, pursuant to notice given in accordance with the foregoing.

28.	Certain Definitions.

The following terms shall have the following meanings when used in this Agreement:

(a)	The term “affiliate” when used with respect to a person or entity shall any other person or entity controlling, controlled by or under common control with the indicated person or entity.

(b)
The term “control” (including when used in a correlative form such as “controlling,” “controlled by,” or “under common control with”), when used with respect to any person or entity means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

(c)
The term “material adverse change” when used with respect to ISLAND shall mean any change, effect, circumstance or event that is materially adverse to the business, assets, operations or financial condition of ISLAND other than as a result of (i) changes, conditions or events that are generally applicable to the industry in which ISLAND conducts business, (ii) seasonal fluctuations in the performance of ISLAND or (iii) the effects including, without limitation, effects on relations and business with customers, suppliers and employees, of any of the transactions contemplated by this Agreement.

(d)
The term “to the knowledge of” when used (i) with respect to SELLERS shall mean to the actual knowledge of either RANDY or DODIE after reasonable investigation and (ii) with respect to NCT shall mean to the actual knowledge of NCT with no duty of investigation.

29.	Successors and Assigns

This Agreement is binding on and inures to the benefit of the parties, their executors, administrators, personal representatives and successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

30.	Applicable Law; Jurisdiction

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.  Any action or proceeding seeking to enforce any provision of, or based on any matter arising in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties only in any state or federal court located in Orange County, California and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

31.	Entire Agreement

This Agreement and the exhibits and schedules hereto contains and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties hereto relating to such subject matter.  ISLAND, SELLERS, and BUYER hereby expressly agree that there are no direct or indirect agreements, options or clandestine arrangements of any kind between the parties hereto or any associates or relatives of the parties, nor do there exist any representations or warranties by either party other than as stated herein.

32.	Covenant of Cooperation and Fair Dealing

The parties agree to cooperate in promptly and properly executing any and all documents or making any and all requests for documents, clearances, etc. in order to accomplish the consummation of this Agreement.

33.	Amendments and Waivers

This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by all of the parties hereto.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall nay single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

34.	Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be binding against the party executing it and considered as an original.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

SELLERS:		NCT:

NCF CORPORATION, not individually but solely in its capacity as Trustee of NCF CHARITABLE TRUST

By:
RANDY COSTALES, an individual	Name:
Title:

GLORIA D. COSTALES, an individual

ISLAND:

ISLAND ENVIRONMENTAL SERVICES INC., a California Corporation

By:
RANDY COSTALES, President

BUYER:

GENERAL ENVIRONMENTAL MANAGEMENT, INC. a Delaware Corporation

By:
TIMOTHY J. KOZIOL, Chairman and Chief Executive Officer

UNDERTAKING OF GEM NEVADA

The undersigned, General Environmental Management, Inc., a Nevada corporation, (“GEM NEVADA”) hereby agrees to be responsible (as though it were a primary obligor and not a guarantor) for and indemnify SELLERS against any Losses (as defined in Section 19(a) of this Agreement) they may incur as a result of the breach by BUYER of any of its representations, warranties or covenants under this Agreement to the same extent as if GEM NEVADA were the “BUYER” hereunder.

GENERAL ENVIRONMENTAL MANAGEMENT, INC. a Nevada Corporation

By:
Name:
Title:

EXHIBIT A

Promissory Note in the Amount of $1,062,500

(Attached hereto)

EXHIBIT A-1

Promissory Note in the Amount of $187,500

(Attached hereto)

EXHIBIT B

Corporate Guaranty of GEM Nevada for the $1,062,500 Note

(Attached hereto)

EXHIBIT B-1

Corporate Guaranty of GEM Nevada for the $187,500 Note

(Attached hereto)

EXHIBIT C

Form of Contingent Promissory Note

(Attached hereto)

EXHIBIT D

Form of Guaranty of GEM Nevada for Contingent Note

(Attached hereto)

EXHIBIT E

Employment Agreement

(Attached hereto)

EXHIBIT F

Agreement Not to Compete

(Attached hereto)

EXHIBIT G

Premises Lease

[Attached hereto]

Schedule 3

EBITDA Calculation Methodology

EBITDA.  “EBITDA” shall mean all Earnings Before Interest, Taxes, Depreciation, and Amortization of Island Environmental Services, Inc. as defined by Generally Accepted Accounting Principles (GAAP), consistently applied.

Exclusions from EBITDA will include the following:

Revenue, costs, and expenses from new customers and/or new service offerings on existing customer accounts obtained after the closing date. New divisions, departments, geographies, regions or affiliates of existing customer accounts will not be considered ‘new’ accounts nor will any prospective customer that prior to closing has been provided a sales quote by Island for that quoted business.

Any costs, expenses, or overhead allocations from GEM, its subsidiaries, affiliates, or shareholders, including closing costs related to the purchase of Island.

Schedule 3-A

Examples of Calculation of Accelerated Note Payments and Contingent Earn-Out

Example #1
a.           Assumption: EBITDA Recapture Percentage = 0%
b.           Amounts Due:
(i)	Accelerated Note Payment = $750,000 to be split 85%/15% between SELLER and NCT (see Section 3(a) of the Agreement).
(ii)	Contingent Earn-Out = $0.00

Example #2
a.           Assumption:  EBITDA Recapture Percentage = 25%
b.           Amounts Due:
(i)	Accelerated Note Payment = $562,500 (.75 x $750,000) to be split 85%/15% between SELLER and NCT.
(ii)	Contingent Earn-Out = $937,500 (.25 x $3,750,000) payable to SELLERS and NCT as follows:
(A)	Cash Payment of $187,500 ($750,000 - $562,500) to be split 85%/15% between SELLER and NCT
(B)	Contingent Notes in the aggregate amount of $750,000 ($937,500 - $187,500) to be split 85%/15% between SELLER and NCT

Example #3
a.           Assumption:  EBITDA Recapture Percentage = 50%
b.           Amounts Due:
(i)	Accelerated Note Payment = $375,000 (.50 x $750,000) to be split 85%/15% between SELLER and NCT.
(ii)	Contingent Earn-Out = $1,875,000 (.50 x $3,750,000) payable to SELLERS and NCT as follows:
(A)	Cash Payment of $375,000 ($750,000 - $375,000) to be split 85%/15% between SELLER and NCT
(B)	Contingent Notes in the aggregate amount of $1,500,000 ($1,875,000 - $375,000) to be split 85%/15% between SELLER and NCT

Example #4
a.           Assumption:  EBITDA Recapture Percentage = 75%
b.           Amounts Due:
(i)	Accelerated Note Payment = $187,500 (.25 x $750,000) to be split 85%/15% between SELLER and NCT.
(ii)	Contingent Earn-Out = $2,812,500 (.75 x $3,750,000) payable to SELLERS and NCT as follows:
(A)	Cash Payment of $562,500 ($750,000 - $187,500) to be split 85%/15% between SELLER and NCT
(B)	Contingent Notes in the aggregate amount of $2,250,000 ($2,812,500 - $562,500) to be split 85%/15% between SELLER and NCT

[Exhibit Continues on Next Page]

Example #5
a.           Assumption:  EBITDA Recapture Percentage = 100%
b.           Amounts Due:
(i)	Accelerated Note Payment = $0 (0 x $750,000)
(ii)	Contingent Earn-Out = $3,750,000 (1.0 x $3,750,000) payable to SELLERS and NCT as follows:
(A)	Cash Payment of $750,000 ($750,000 - $0) to be split 85%/15% between SELLER and NCT
(B)	Contingent Notes in the aggregate amount of $3,000,000 ($3,750,000 - $750,000) to be split 85%/15% between SELLER and NCT

Schedule 16(g)

Policies of Insurance

Company Name	Insurance Type	Start Date	End Date	Amount Covered
Zurich American Insurance Company	General Liability	3/15/2008	3/15/2009	$2,000,000.00
Zurich American Insurance Company	Automobile Liability & Physical Damage	3/15/2008	3/15/2009	$1,200,000.00
Steadfast Insurance Company	Excess Liability	3/15/2008	3/15/2009	$4,000,000.00
General Star Insurance Company	Commercial Property	3/15/2008	3/15/2009	$880,000.00
Zurich American Insurance Company	California Workers' Compensation	12/31/2007	12/31/2008	$1,000,000.00
Steadfast Insurance Company	Professional Environmental Consultant's Liability	3/15/2008	3/15/2009	$1,000,000.00
HCC Surety Group	Bidder's Bonds	7/09/2008	10/01/2008	$10,000.00
Arch Insurance Company	Bidder's Bonds	3/21/2008		10% of Bid
American Contractors Indemnity Company	Bidder's Bonds	7/09/2008		$10,000.00
American Contractors Indemnity Company	ERISA Bond	11/27/2007	11/27/2010	$150,000.00
Economy Bonds & Insurance Services	Contractors Bond	10/02/2007	11/01/2010	$12,500.00
American Contractors Indemnity Company	Bond of Qualifying Individual	10/02/2007	10/02/2009	$10,000.00
American Contractors Indemnity Company	Waste Tire Hauler Bond	11/02/2005	Yearly	$10,000.00

Schedule 16(h)

Material Contracts

Customer Contracts:

Customer Name	Contract Number	Start Date	End Date	Contract Value
Anaheim, City Of	MA 106 400372	03/01/2008	02/28/2009	Per Unit
Beverly Hills, City of	99-08	06/23/2008	12/19/2008	$111,114.00
Caltrans	07A2046 A01	07/17/2008	09/12/2008	$2,498,000.00
Caltrans	12a1118	12/01/2007	11/30/2010	$58,100.00
Caltrans	07A2226	09/01/2007	06/30/2009	$363,800.00
The Dial Corporation	4750003847	01/01/2008	12/31/2008	$15,600.00
Los Angeles County: Internal Services Dept.	PO-15-32000	08/04/2008	06/30/2009	$318,000.00
Los Angeles County Sheriff	DPO-SH-36505732-2	07/17/2008		$87,500.00
Los Angeles County Sheriff	DPO-SH-36505734	07/01/2008	06/30/2009	$19,500.00
Orineco		11/9/2006	11/9/2008

Vendor Contracts:

Vendor Name	Start Date	End Date	Contract Service
Penske Truck Leasing	01/01/2008	N/A	Leased Vehicles
Arch Insurance Company	06/30/2006	N/A	Bond Services
Jack Doheny Companies	01/01/2008	N/A	Short Term Rental of Vehicles
Athens Services	03/31/2007	N/A	Trash Service
GSM Insurance Services	03/01/2008	N/A	Insurance Broker Services
Airgas	02/19/2008	N/A	Dry Ice
California Drug Testing Associates	03/24/2008	N/A	Drug/Alcohol Testing Program
HCC Surety Group	07/09/2008	08/31/2008	Bond Services
Recycle Service Agreement	05/06/2005	N/A	Disposal Services
MB Trucking	09/14/2004	N/A	Trucking Subcontractor
Zamora Trucking	09/26/2007	N/A	Trucking Subcontractor

[Schedule continues on next page]

Vendor Name	Start Date	End Date	Contract Service
Southbound Transportation	09/18/2007	N/A	Trucking Subcontractor
GoDaddy	01/15/2005	N/A	Email Services
Hasler Mailing Systems and Solutions	10/26/2005	12/31/2008	Postage Meter
Paetec Communications	10/22/2004	N/A	Phone Services and T1 LAN Line
@Road	11/19/2004	N/A	GPS Service in Trucks
ADP	05/18/2005	N/A	Payroll Services
U.S. Health Works	07/13/2006	N/A	Health Exam Services
Baker Tanks	06/22/2006	N/A	Truck Rentals
Benefit Consulting Group	11/10/2006	N/A	Benefits Administration Profit Sharing Plan
Occuscreen	03/15/2007	N/A	Employment Screening
Cintas	02/01/2007	N/A	Uniform Rental
Haney's Landscape Maintenance	08/28/2007	N/A	Lawn Maintenance
Citistreet	04/30/2008	N/A	401.K Administration
GE Capital	06/20/2008	06/20/2010	Copier Machines

Agreements with Employees:

ISLAND has in place at-will employee agreements in standard form with all of its employees, copies of which have been made available to BUYER.

ISLAND also has in place agreements for bonuses for the following employees:

A.  Margaret Hoyos, 5% of net profits on Caltrans Projects
B.  Juan Rivers, 5% of net profits on Caltrans and construction projects

See Section 16(l) regarding equipment leases

Schedule 16(i)

Pending Actions

1.  In process of audit by L.A. County Tax Assessor’s Office – 57lL (Busines Property)

2.  Worker’s Comp Claims Still Open:

A.  Eric Rogers  – DOI 1/17/06 – Back Injury
B.  Todd Gireth – DOI 8/15/07 – Hernia Repair
C.  Roger Suits  – DOI 8/21/07  -  Back Injury

Schedule 16(l)

Leased Assets

1.  2006 Freightliner (Unit #99) – Leased from Penske

2.  3 Konica Copiers – Leased from GE Capital

3.  Postage Meter – Leased from Hassler

Schedule 16(q)

Certain Financial Information

1.	Schedules included in IES 12-31-07 binder which includes balance sheets, income statements, reconciliations of EBITDA and supporting financial data.
2.	Schedules included in IES 9-30-06 binder which includes balance sheets, income statements, reconciliations of EBITDA and supporting financial data.
3.	Schedules included in IES 12-31-06 binder which includes balance sheets, income statements, reconciliations of EBITDA and supporting financial data.
4.	Schedules included in IES 9-30-05 binder which includes balance sheets, income statements, reconciliations of EBITDA and supporting financial data.
5.	Check Register for pay date 01/14/05
6.	Payroll Register for pay date 01/13/06
7.	Payroll Register for pay date 01/12/07
8.	Vacation schedules12/2004 through 07/2008
9.	Balance Sheet at 03/31/08
10.	Balance Sheet and Income Statement at 05/31/08
11.	Balance Sheet and Income Statement at 06/30/08
12.	Balance Sheet and Income Statement at 07/31/08
13.	Trial balance from 01/01/08 – 03/31/08
14.	Accounts Receivable Aging Detail Report at 03/31/08
15.	Income Statement by month for FYE 12/31/07
16.	Income Statement by month for FYE 12/31/06
17.	Reviewed Financial Statement at 12/31/07
18.	Equipment List at 04/01/08
19.	Accounts Payable Journal from 03/01/08 – 03/31/08
20.	Account Balance Statement for profit sharing plan from 10/01/06 – 09/30/07
21.	Fixed Asset Detail at 12/31/06
22.	Balance Sheet, Income Statement, Trial Balance, Payroll Accrual, Vacation Accrual, Fixed Asset Detail, AR Aging Summary, AP Aging Summary for FYE 12/31/05
23.	Balance Sheet, Income Statement, Trial Balance, Payroll Accruals for FYE 12/31/06
24.	Income Statement, Balance Sheet, Trial Balance at 09/30/07
25.	Balance Sheet, Income Statement, Trial Balance at 09/30/06
26.	Balance Sheet, Income Statement at 09/30/04
27.	Island Stormwater Services Income Statement at 09/30/06
28.	Balance Sheet, Income Statement at 09/30/03
29.	Property Tax form 571L for 2008
30.	Vendor information on K-Pure Waterworks, Pacific Resource Recovery, Rain for Rent, and US Ecology & Remedy Environmental
31.	AR & AP Aging Detail at 07/31/08
32.	Fixed Asset GL Transaction Register at 07/2008

Schedule 16(r)

Financial Statements

[Attached hereto]

Schedule 16(y)

Permits, Licenses, Franchises, etc.

Name of Permitting/Licensing Agency	Expiration Date
ENVIRONMENTAL PROTECTIVE AGENCY IDENTIFICATION NUMBER	N/A
MOTOR CARRIER PERMIT	N/A
HAZARDOUS MATERIALS CERTIFICATE OF REGISTRATION	06/30/09
U.S. DOT IDENTIFICATION #465272	N/A
U.S. DOT MOTOR CARRIER SAFETY RATING CERTIFICATE OF ACHIEVEMENT	N/A
STATE OF CALIFORNIA, DEPT OF TOXIC SUBSTANCES CONTROL	10/31/08
METROPOLITAN TRANSPORTATION AUTHORITY	12/11/09
WMBE CLEARING HOUSE - CITY OF LOS ANGELES	01/24/09
COUNTY OF LOS ANGELES - OFFICE OF AFFIRMATIVE ACTION COMPLIANCE	11/29/09
STATE OF CALIFORNIA CERTIFICATION OF STATUS	02/28/09
CALIFORNIA HIGHWAY PATROL - HAZARDOUS MATERIAL TRANSPORTATION	03/31/09
CALIFORNIA STATE BOARD OF EQUALIZATION - SELLER'S PERMIT	N/A
CITY OF LOS ANGELES - TAX REGISTRATION CERTIFICATE	N/A
CALIFORNIA STATE BOARD OF EQUALIZATION USE FUEL TAX PERMIT	N/A
INTERNATIONAL FUEL TAX AGREEMENT	12/31/08
DEPARTMENT OF FOOD & AGRICULTURE	12/31/08
CITY OF POMONA	06/30/08
CITY OF FULLERTON	04/01/09
CITY OF INGLEWOOD	12/31/08
STATE OF CALIFORNIA DEPARTMENT OF INDUSTRIAL RELATIONS	11/29/09
STATE OF CALIFORNIA DEPARTMENT OF INDUSTRIAL RELATIONS	11/29/09
LOS ANGELES COUNTY FIRE DEPARTMENT	12/31/08
NATIONAL MOTOR FREIGHT TRAFFIC ASSOCIATION, INC.	06/30/09
CITY OF RENO	02/28/09
DEPARTMENT OF GENERAL SERVICES OFFICE OF SMALL BUSINESS CERTIFICATION AND RESOURCES	07/31/09
ALLIANCE FOR UNIFORM HAZMAT TRANSPORTATION PERMIT	12/31/08
METROPOLITAN TRANSPORTATION AUTHORITY	10/12/08
CALIFORNIA DRUG TESTING ASSOCIATES	12/31/08
UTAH DEPT. OF TRANSPORTATION	UNKNOWN
ARKANSAS HAZARDOUS WASTE TRANSPORTATION PERMIT	01/05/09
CALIFORNIA UNIFIED CERTIFICATION PROGRAM (MTA-CERT DBE/MBE)	06/01/08
CITY OF RIVERSIDE	06/21/09
GENERAL ENGINEERING A. CONTRACTORS STATE LICENSE BOARD	10/31/08

STATE OF CALIFORNIA, DEPT. OF TOXIC SUBSTANCE CONTROL (TTU)	06/12/09
STATE WATER RESOURCES CONTROL BOARD DIV. OF WATER QUALITY	N/A
COUNTY OF LOS ANGELES DEPT. OF HEALTH SERVICES	06/30/08
COUNTY OF LOS ANGELES DEPT. OF HEALTH SERVICES	06/30/08
ARIZONA DEPARTMENT OF ENVIRONMENTAL QUALITY	12/31/07
STATE OF NEW MEXICO TAXATION & REVENUE DEPT.	12/31/08
CALIFORNIA INTEGRATED WASTE MANAGEMENT BOARD	12/31/08
OREGON DEPARTMENT OF TRANSPORTATION	12/31/08
CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD	08/01/08
CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD	08/01/08
LOS ANGELES COUNTY FIRE DEPT. – CUPA	12/11/08
LICENSED CONTRACTOR’S INSURANCE AGENCY	10/02/09
CITY OF SANTA FE SPRINGS	07/31/08
US DEPT. OF TRANSPORTATION MOTOR CARRIER PERMIT – FEDERAL	N/A
U.S. DEPT. OF TRANSPORTATION (PIPELINE & HAZARDOUS MATERIALS SAFETY ADMINISTRATION)	04/30/09
COUNTY OF LOS ANGELES, DEPARTMENT OF HEALTH SERVICES	06/28/08
COUNTY OF LOS ANGELES, DEPARTMENT OF PUBLIC HEALTH	04/28/08
BOND SERVICES OF CALIFORNIA	11/02/08
STATE OF CALIFORNIA, SECRETARY OF STATE	02/29/08
DIESEL AIR FLEET SERVICE	06/09/08
UNIFORM INTERMODAL INTERCHANGE & FACILITIES ACCESS AGREEMENT (UIIA)	11/15/08
COUNTY SANITATION DISTRICTS OF LOS ANGELES COUNTY	12/31/08
COUNTY SANITATION DISTRICTS OF LOS ANGELES COUNTY	12/31/08
COUNTY OF RIVERSIDE, COMMUNITY HEALTH AGENCY DEPT. OF ENVIRONMENTAL HEALTH	12/31/08
SANTA ANA WATERSHED PROJECT AUTHORITY (SAWPA)	05/27/10

Schedule 19(g)

Indemnification Claim Procedures

Claims for Indemnity.  Whenever a claim for Losses shall arise for which one party the (the “Indemnified Party”) shall be entitled to indemnification hereunder, the Indemnified Party shall notify the other party (the “Indemnifying Party”) in writing describing the claim and the basis therefor; provided however, that the failure to give notice shall not affect the right of the Indemnified Party to indemnification hereunder except to the extent that such failure prejudices the ability of the Indemnifying Party to defend any claim.  The right of the Indemnified Party to indemnification, as set forth in this notice, shall be deemed agreed to by the Indemnifying Party unless, within thirty (30) days after the mailing of such notice, the Indemnifying Party shall notify the Indemnified Party in writing that it disputes the right of the Indemnified Party to indemnification.  If the Indemnified Party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

Defense of Claims.  Upon receipt by the Indemnifying Party of a notice from the Indemnified Party with respect to any claim of a third party against the Indemnified Party, and acknowledgment by the Indemnifying Party (whether after resolution of a dispute or otherwise) of the Indemnified Party’s right to indemnification hereunder with respect to such claim, the Indemnifying Party shall assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate to the extent reasonably requested by the Indemnifying Party in defense or prosecution thereof, provided that the Indemnified Party is reimbursed by the Indemnifying Party for its costs in connection with such cooperation.  If the Indemnifying Party shall acknowledge the Indemnified Party’s right to indemnification and elect to assume the defense of such claim, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless there is, under applicable standards of conduct, a conflict on any significant issue between Indemnifying Party and the Indemnified Party that makes it improper for one counsel to represent both parties, in which case the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party.  If the Indemnifying Party has assumed the defense of any claim against the Indemnified Party, the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.  If the Indemnifying Party does not assume the defense of a third party claim and disputes the Indemnified Party’s right to indemnification, the Indemnifying Party shall have the right to participate in the defense of such claim through counsel of its choice, at the Indemnifying Party’s expense, and the Indemnified Party shall have control over the litigation and authority to resolve such claim subject to this Schedule 19(e).